AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 27, 1997

                           REGISTRATION NO. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                             ----------------------

                             DUKE ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

          NORTH CAROLINA                                 56-0205520
     (State of incorporation)                         (I.R.S. Employer
                                                     Identification No.)


                             422 SOUTH CHURCH STREET
                            CHARLOTTE, NC 28242-0001
                                 (704) 594-0887
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)



            RICHARD J. OSBORNE                                 JOHN SPUCHES
Executive Vice President and Chief Financial Officer         Dewey Ballantine
          422 South Church Street                        1301 Avenue of the Americas
      Charlotte, North Carolina 28242-0001              New York, New York 10019-6092
          Telephone No. 704-382-5159                      Telephone No. 212-259-7700

 (Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

                             ----------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.
|_|
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                             ----------------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================


Title of each class of                 Amount to be     Proposed           Proposed maximum        Amount of
securities to be registered            registered       maximum            aggregate offering      registration fee
                                                        offering price     price(1)
                                                        per share(1)


Common Stock, without par value      1,000,000 shares   $46.719            $46,719,000              $14,158

===============================================================================

         (1) Pursuant to Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant's Common Stock on the New York Stock Exchange on June 25, 1997.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                    SUBJECT TO COMPLETION, DATED JUNE , 1997

(Red herring language appears here rotated at 90 degrees and reads as follows):

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. Information contained herein is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


P R O S P E C T U S
                            DUKE ENERGY CORPORATION
                 STOCK PURCHASE AND DIVIDEND REINVESTMENT PLAN
     The Stock Purchase and Dividend Reinvestment Plan (PLAN) of Duke Energy Corporation (DUKE) provides all current owners (SHAREHOLDERS) of its Common Stock, Preferred Stocks and Preference Stock (STOCK) with a simple and convenient method of purchasing shares of Common Stock without payment of any brokerage commission or service charge. In addition, all Duke electric service customers, employees of Duke and its affiliates, and residents of North Carolina and South Carolina who are at least 18 years of age (ELIGIBLE INVESTORS) may join the Plan by making an initial cash payment of at least $25 by check or bank draft.
     Shareholders who participate in the Plan may:
         -- have cash dividends on all or a portion of their shares of
            Stock automatically reinvested or
         -- continue to receive their cash dividends on shares of Stock held outside the Plan and invest by making optional payments of not less than $25 per month nor more than $20,000 per quarter or
         -- invest both their cash dividends, or a portion thereof, and such optional payments.
     Eligible Investors who participate in the Plan may:
         -- invest by making optional payments of not less than $25 per month nor more than $20,000 per quarter.
     Cash dividends payable on shares of Common Stock in the Plan will be automatically reinvested in additional shares of Common Stock.
     The purchase price of the Common Stock to the participant will be the average price of shares purchased by the Plan at market prices from Duke, from withdrawing Plan participants, through Duke's Small Share Repurchase Service and purchased on the open market by Morgan Stanley & Co. Incorporated, the agent designated to purchase shares for the Plan (INDEPENDENT AGENT).
     This Prospectus relates to 1,000,000 shares of Common Stock offered for purchase under the Plan.
     It is suggested that this Prospectus be retained for future reference. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
     SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
      PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
        REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is June   , 1997.

                               TABLE OF CONTENTS

                                                                                              PAGE
Duke Energy Corporation...................................................................     1
Description of the Plan...................................................................     1
  Purpose.................................................................................     1
  Advantages..............................................................................     1
  Administration..........................................................................     2
  Participation...........................................................................     2
  Costs...................................................................................     3
  Purchases...............................................................................     4
  Optional Payments.......................................................................     4
  Reports to Participants.................................................................     6
  Dividends...............................................................................     6
  Certificates for Shares.................................................................     6
  Safekeeping.............................................................................     7
  Withdrawal..............................................................................     7
  Transfer................................................................................     7
  Federal Income Tax Information..........................................................     8
  Other Information.......................................................................     9
Description of Common Stock...............................................................    11
  Dividend Rights.........................................................................    11
  Voting Rights...........................................................................    11
  Liquidation Rights......................................................................    12
  Miscellaneous...........................................................................    12
  Listing.................................................................................    12
  Transfer Agent and Registrar............................................................    12
Common Stock Price........................................................................    12
Available Information.....................................................................    12
Legal Matters.............................................................................    13
Experts...................................................................................    13
Documents Incorporated by Reference.......................................................    13

     ALL REFERENCES TO THE MASCULINE GENDER IN THE PROSPECTUS ARE FOR EASE OF REFERENCE ONLY, AND SHALL BE DEEMED TO REFER TO BOTH THE MASCULINE AND FEMININE GENDER.

                                  THE COMPANY

     Duke Energy Corporation is engaged in the sale of electric energy in the central portion of North Carolina and western portion of South Carolina, and its principal subsidiary, PanEnergy Corp, operates approximately 37,500 miles of natural gas pipeline and is a major natural gas liquids producer in the United States, a leading marketer of natural gas in Canada and the United States, and a leading marketer of electricity, liquefied petroleum gases and related energy services. Duke is the issuer of the Common Stock, without par value, offered hereby. Its principal executive offices are located at 422 South Church Street, Charlotte, North Carolina 28242-0001 (Telephone No. 382-3853 in Charlotte or
(800) 488-3853 toll free from other locations).

                            DESCRIPTION OF THE PLAN

     The following is a question and answer statement of the provisions of the Plan.

PURPOSE

1. WHAT IS THE PURPOSE OF THE PLAN?
     The purpose of the Plan is to provide Shareholders and Eligible Investors with a simple and convenient method of investing cash dividends, optional payments or both to purchase shares of Common Stock at market prices without payment of any brokerage commission or service charge. See Question 11 for additional information on purchase prices.

ADVANTAGES

2. WHAT ARE THE ADVANTAGES OF THE PLAN?
     Shareholders in the Plan may have cash dividends paid on all or a portion of their shares of Stock automatically reinvested or continue to receive cash dividends on shares of Stock held outside the Plan, and invest by making optional payments of not less than $25 per month nor more than $20,000 per quarter, or invest both cash dividends, or a portion thereof, and such optional payments. Cash dividends paid on shares of Common Stock credited to a participant's account will be automatically reinvested in additional shares of Common Stock.
     Eligible Investors who do not currently own shares may invest in shares of Common Stock by making cash payments of not less than $25 per month nor more than $20,000 per quarter. Cash dividends paid on shares of Common Stock credited to a participant's account will be automatically reinvested in additional shares of Common Stock.
                                       1

     Full investment of funds is possible under the Plan because the Plan credits whole shares and fractions of shares to participants' accounts. In addition, dividends paid on whole shares and fractional shares in the Plan will be automatically reinvested in additional shares of Common Stock and credited to participants' Plan accounts. Participants avoid the cumbersome safekeeping of certificates for shares credited to their accounts under the Plan. Regular statements of account providing a detailed list of transactions simplify record keeping.
     No brokerage commission or service charge is paid by participants in connection with purchases under the Plan.

ADMINISTRATION

3. WHO ADMINISTERS THE PLAN FOR PARTICIPANTS?
     Administration is shared among the Independent Agent, a custodian bank and Duke. The Independent Agent acts on behalf of participants in buying and selling shares of Common Stock. The custodian bank holds in the name of a nominee the shares of Common Stock in participants' accounts. Duke maintains records, sends statements of account to participants, acts as intermediary between participants and their Independent Agent and performs other duties relating to the Plan.

PARTICIPATION

4. WHO IS ELIGIBLE TO PARTICIPATE?
     All Shareholders, electric service customers of Duke, employees of Duke and its affiliates and residents of North Carolina or South Carolina who are at least 18 years of age are eligible to participate in the Plan.
5. HOW CAN I PARTICIPATE?
     Eligible persons may join the Plan by signing the Authorization Form and returning it to Duke. The Authorization Form serves both to initiate participation and to appoint the Independent Agent to act on behalf of the participant in buying and selling shares of Common Stock under the Plan. An Eligible Investor's initial cash payment, or a form authorizing Duke to draft payments directly from his checking or savings account, must be enclosed with the Authorization Form. Thereafter, a participant may purchase shares of Common Stock through optional payments or may authorize the drafting of equal monthly optional payments directly from his checking or savings account. Optional payments and proceeds of drafts will be received by Duke and applied to the purchase of additional shares.
     Should a participant wish to have his account drafted, a form authorizing Duke to make such drafts must be executed. The account initially will be drafted for the amount authorized on or about the 16th of the month following receipt of the bank draft form. Appropriate Authorization Forms and bank draft
                                       2
forms may be obtained at any time by written request to Duke Energy Corporation, Investor Relations Department, P.O. Box 1005, Charlotte, North Carolina 28201-1005, or by calling 382-3853 in Charlotte or (800) 488-3853 toll free from other locations.
6. WHEN MAY I JOIN THE PLAN?
     You may join the Plan at any time and will become a participant when Duke receives the signed Authorization Form. However, to participate in a given dividend payment month, the Authorization Form must be received by the record date for that dividend. Normally, the record date for dividends is the Friday closest to the 15th of the month preceding the dividend payment date.
7. WHEN WILL PAYMENTS OR DIVIDENDS BE INVESTED?
     Optional payments received by Duke from participants by the 16th of the month will be invested during such month. Optional payments received after such date will be invested in the following month. NO INTEREST WILL BE PAID ON OPTIONAL PAYMENTS. Checks should be made payable to Duke Energy Corporation. Please allow sufficient time for mailed payments to reach Duke.
     Dividends reinvested in the Plan will be utilized to purchase shares during the dividend payment month. Dividends on Common Stock are generally paid on the 16th of March, June, September and December to Shareholders of record on the Friday closest to the 15th of February, May, August and November, respectively.
8. WHAT DOES THE AUTHORIZATION FORM PROVIDE?
     As indicated above, the Authorization Form serves both to initiate participation in the Plan and to appoint the Independent Agent to act for the participant in buying and selling shares of Common Stock. Specifically, the Authorization Form authorizes Duke to remit to the custodian bank for use by the Independent Agent all or a portion of the participant's cash dividends on the Stock, as well as the cash dividends on the shares credited to his account under the Plan, for the purchase of shares of Common Stock. If the "optional payments only" box on the Authorization Form is checked, Duke will continue to pay cash dividends to the participant on Stock held outside the Plan in the usual manner.

COSTS

9. ARE THERE ANY EXPENSES TO PARTICIPANTS IN CONNECTION WITH PURCHASES UNDER THE PLAN?
     All costs of administration of the Plan, including brokerage fees, if any, on share purchases, are to be paid by Duke. Brokerage fees paid by Duke for a participant must be reported by Duke as taxable income to such participant and such fees will become a part of the cost of shares purchased on behalf of the Plan participant.
                                       3

PURCHASES

10. HOW MANY SHARES OF COMMON STOCK WILL BE PURCHASED FOR PARTICIPANTS?
     The number of shares to be purchased depends on the amount of the participant's investment (optional payments and cash dividends) and the price of the shares of Common Stock. Each participant's account will be credited with that number of shares, including fractions computed to three decimal places, equal to the total amount to be invested divided by the purchase price.
11. WHAT WILL BE THE PRICE OF SHARES OF COMMON STOCK PURCHASED UNDER THE PLAN? The price of shares of Common Stock purchased during any month will be the average price of shares purchased from Duke at the closing market price on the New York Stock Exchange on the 16th of the month, shares purchased on the open market by the Independent Agent and shares purchased by the Plan from withdrawing Plan participants or through Duke's Small Share Repurchase Service.

OPTIONAL PAYMENTS

12. HOW DO THE PAYMENT OPTIONS WORK?
     If a participant has checked the "optional payments only" box on the Authorization Form, on each dividend payment date Duke will pay to the participant cash dividends on shares of Stock in the usual manner. Optional payments received by Duke from the participant by the 16th of any month will be applied to the purchase of shares of Common Stock for the participant's account that same month. Dividends payable on shares of Common Stock credited to the account of the participant under the Plan also will be reinvested in additional shares of Common Stock.
     Unless a participant has checked the "optional payments only" box on the Authorization Form, all of the participant's cash dividends (or the portion selected) and any optional payment received by the 16th of the month will be applied to the purchase of shares of Common Stock for the account of such participant.
13. HOW ARE OPTIONAL PAYMENTS MADE?
     Optional payments may be made through the use of the monthly statement or cash acknowledgment forms sent to participants by Duke or by authorized bank drafts. When such payments are made through the use of these forms, payments may not be less than $25 per month nor more than $20,000 per quarter. The same amount of money need not be sent each month and there is no obligation to make an optional payment each month. Should a participant elect to make optional payments through monthly authorized bank drafts, such drafts must be in equal amounts of not less than $25 nor more than one-third of the quarterly limit of $20,000. Optional payments may not, however, exceed $20,000 per quarter in any event. Requests to discontinue bank drafts must be received by noon on the 10th of
                                       4
the month in order that the discontinuance be effective during such month. Otherwise, the discontinuance will become effective the following month.
     Dividends payable on shares of Common Stock acquired through optional payments will be automatically reinvested in additional shares of Common Stock.
14. WHEN WILL DIVIDENDS BE PAID ON SHARES PURCHASED WITH OPTIONAL PAYMENTS?
     The following table explains the dividend payment dates for shares purchased with optional payments.

                            OPTIONAL PAYMENT TABLE

                          OPTIONAL PAYMENTS
                           RECEIVED BY THE
                         16TH OF THE MONTHS                             PURCHASE SHARES     DIVIDEND PAYMENT
                     IN THE FOLLOWING QUARTERLY                           BY THE END            DATE FOR
                      DIVIDEND PAYMENT CYCLES+                          OF THESE MONTHS     SHARES PURCHASED
First Dividend Payment Cycle
  January............................................................   January            March
  February...........................................................   February           June
  March..............................................................   March              June
Second Dividend Payment Cycle
  April..............................................................   April              June
  May................................................................   May                September
  June...............................................................   June               September
Third Dividend Payment Cycle
  July...............................................................   July               September
  August.............................................................   August             December
  September..........................................................   September          December
Fourth Dividend Payment Cycle
  October............................................................   October            December
  November...........................................................   November           March
  December...........................................................   December           March

+ The total of all optional payments RECEIVED per dividend payment cycle may not exceed $20,000. ONLY shares purchased in the first month of a quarter will qualify for the dividend payment in that particular quarter.
                                       5

REPORTS TO PARTICIPANTS

15. WHAT KIND OF REPORTS WILL BE SENT TO PARTICIPANTS IN THE PLAN?
     Each participant having an investment balance and activity in the Plan will receive a statement of his account about the first of the month. THESE STATEMENTS ARE A PARTICIPANT'S CONTINUING RECORD OF THE COST OF HIS PURCHASES AND SHOULD BE RETAINED FOR INCOME TAX PURPOSES. In addition, each participant will receive the same communications sent to every other holder of shares of Common Stock, including Duke's quarterly reports, annual report, notice of annual meeting and proxy statement, and income tax information for reporting dividends paid.

DIVIDENDS

16. WILL PARTICIPANTS BE CREDITED WITH DIVIDENDS ON FRACTIONS OF SHARES?
     Yes. A participant's account will be credited with dividends on fractions of shares.

CERTIFICATES FOR SHARES

17. WILL CERTIFICATES BE ISSUED FOR SHARES OF COMMON STOCK PURCHASED? Certificates for shares of Common Stock purchased under the Plan will not be issued to participants, without written request as described below. The number of shares credited to an account under the Plan will be shown on the participant's statement of account. This service protects against loss, theft or destruction of stock certificates.
     Certificates for any number of whole shares credited to an account under the Plan will be issued upon the written request of a participant. This request should be mailed to Duke Energy Corporation, Investor Relations Department, P.O. Box 1005, Charlotte, North Carolina 28201-1005. Any remaining whole shares and fraction of a share will continue to be credited to the participant's account.
     Shares credited to the account of a participant under the Plan may not be pledged. A participant who wishes to pledge such shares must request that certificates for such shares be issued in his name.
     Certificates for fractions of shares will not be issued under any circumstances.
18. IN WHOSE NAME WILL CERTIFICATES BE REGISTERED WHEN ISSUED?
     Accounts under the Plan are maintained in the names in which participants were registered at the time they entered the Plan. Consequently, certificates for whole shares will be similarly registered when issued.
                                       6

SAFEKEEPING; WITHDRAWAL; TRANSFER

19. MAY A PARTICIPANT TRANSFER SHARES OF COMMON STOCK REGISTERED IN HIS NAME TO HIS PLAN ACCOUNT FOR SAFEKEEPING?
     Yes. Participants may elect to have shares of Common Stock registered in their names held by the Plan for safekeeping. To take advantage of this feature, a participant must submit the certificates to Duke, together with a letter of instruction to deposit the shares for safekeeping. Shares represented by such certificates will be combined with any full and fractional shares held by the Plan for the participant and credited to his account under the Plan. All dividends on shares held in the Plan, including shares held under the safekeeping feature, will be automatically reinvested. PARTIAL REINVESTMENT OF DIVIDENDS ON SHARES SUBMITTED FOR SAFEKEEPING IS NOT PERMITTED.
     The method used to submit certificates for safekeeping is at the option and risk of the participant. Duke strongly recommends the use of insured registered mail. The certificates should not be endorsed.
     Shares of Common Stock held in a participant's account may not be assigned or pledged. A participant wishing to assign or pledge such shares must obtain a certificate for the shares by withdrawing them from the Plan. Lost certificates must be replaced before participation in this option is allowed. Further, it will be the participant's responsibility to establish and maintain a record of the cost of shares represented by certificates sent to Duke for safekeeping.
     The certificate safekeeping features apply only to Common Stock. Shares of Preferred and Preference Stocks are not eligible for the safekeeping features of the Plan.
     Shares of Common Stock held by the Plan for safekeeping are protected against loss, theft and inadvertent destruction. Such shares may be withdrawn, sold or transferred in accordance with the procedures described in Questions 20-23 on pages 7 and 8.
20. HOW DOES A PARTICIPANT WITHDRAW FROM THE PLAN?
     In order to withdraw from the Plan, a participant must notify Duke's Investor Relations Department in writing. When a participant withdraws from the Plan or upon termination of the Plan by Duke, certificates for whole shares credited to his account under the Plan will be issued and a cash payment will be made for any fraction of a share (see Question 22). Upon his withdrawal from the Plan, the participant may also request that all of the shares, both whole and fractional, credited to his account in the Plan be sold. If he requests such sale, the sale will be made at market price within five business days after receipt of the request for the account of the participant through the participant's Independent Agent or through the use of optional payments. Such requests received after noon on any business day will be deemed to have been received on the following business day. The participant will receive the proceeds of the sale less any related brokerage commission and any transfer tax.
                                       7

21. WHEN MAY A PARTICIPANT WITHDRAW FROM THE PLAN?
     A participant may withdraw from the Plan at any time; provided, however, that any notice of complete withdrawal received within two business days prior to a dividend payment date will not be effective until the dividend is paid and reinvested and the shares credited to the withdrawing participant's account. Shares purchased with optional payments will not be distributed until Duke is assured that payment for such shares has cleared the bank. If a sale request is received within five business days prior to a record date, the participant will receive the dividend on the shares which are sold.
22. WHAT HAPPENS TO A FRACTION OF A SHARE WHEN A PARTICIPANT WITHDRAWS FROM THE PLAN?
     When a participant withdraws from the Plan, any fraction of a share remaining in his account will be aggregated with other shares and sold. The participant will receive the proceeds from the sale of his fractional share less any related brokerage commission and any transfer tax. (See Question 20.)
23. HOW DOES A PARTICIPANT TRANSFER SHARES FROM THE PLAN?
     A participant may transfer shares from his Plan account to another Plan participant or any other individual. Legal transfer requirements apply to shares transferred from a Plan account. Information on these transfer requirements can be obtained from Duke's Investor Relations Department.

FEDERAL INCOME TAX INFORMATION

24. WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN? In general, except as described below, a participant in the Plan will have the same Federal income tax obligations with respect to dividends payable to him on the shares of Common Stock credited to his account as other holders of shares of Common Stock. A participant will be treated for Federal income tax purposes as having received, on the dividend payment date, a dividend equal to the full amount of the cash dividend payable on such date with respect to his shares, even though that amount is not actually received by him in cash but, instead, is applied to the purchase of shares for his account.
     A participant will not realize any taxable income when he receives certificates for whole shares credited to his account under the Plan. However, a participant who receives a cash adjustment for a fraction of a share credited to his account will realize a gain or loss with respect to such fraction. Gain or loss also will be realized by the participant when whole shares are sold, either pursuant to the participant's request when he withdraws from the Plan (see Question 20) or by the participant himself after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount which the participant receives for his shares or fraction of a share and his tax basis therefor. In order to determine the tax basis for shares or any fraction of a share credited to a participant's account under the Plan and for other tax consequences, the participant is advised to retain all statements reflecting his transactions and to consult with his own tax advisors.

     Federal backup withholding provisions apply to the reinvestment of dividend distributions made by Duke. In the case of participants in the Plan whose dividends are subject to Federal backup withholding, the Independent Agent will reinvest dividends less the amount of tax required to be withheld. For a discussion of Federal income tax withholding applicable to foreign participants in the Plan, see Question 32.
     The foregoing is only a summary of the Federal income tax consequences of participation in the Plan and does not constitute tax advice. This summary does not reflect every possible outcome that could result from participation in the Plan and does not consider any possible tax consequences under various foreign, state, local or other tax laws. Participants are advised to consult their own tax advisors with respect to the tax consequences applicable to their particular situation before participating in the Plan or disposing of Common Stock purchased under the Plan.

OTHER INFORMATION

25. WHAT HAPPENS WHEN A PARTICIPANT SELLS OR TRANSFERS ALL OF HIS SHARES OF STOCK THAT ARE NOT IN THE PLAN?
     If a participant disposes of all of his shares of Stock that are not in the Plan, reinvestment of the dividends on the shares credited to his account under the Plan will continue until Duke is notified by such participant that he wishes to withdraw from the Plan.
     A participant who ceases to be an Eligible Investor may continue to participate in the Plan as long as shares of Common Stock are credited to his Plan account. (See Question 4.)
26. IF DUKE HAS A RIGHTS OFFERING, HOW WILL A PARTICIPANT'S ENTITLEMENT BE COMPUTED?
     A participant's entitlement in a regular rights offering will be based upon his total holdings -- just as his dividend is computed each quarter. Rights certificates will be issued for the number of whole shares only, however, and rights based on a fraction of a share held in a participant's account will be sold for his account and the net proceeds will be invested by the end of the following month.
27. WHAT HAPPENS IF DUKE ISSUES A STOCK DIVIDEND OR DECLARES A STOCK SPLIT?
     Any stock dividends or split shares distributed by Duke on shares credited to the account of a participant under the Plan will be added to the participant's account. Stock dividends or split shares distributed on shares registered in the name of the participant will be mailed directly to such participant in the same manner as to holders of shares of Common Stock who are not participating in the Plan.
28. HOW WILL A PARTICIPANT'S SHARES BE VOTED AT MEETINGS OF SHAREHOLDERS? Generally, the shares credited to the account of the participant under the
Plan will be included in the proxy for voting on any matter submitted to a meeting of holders of Common Stock. If no shares are registered in a participant's name, shares credited to the account of a participant under the Plan may be voted by proxies which will be furnished to the participant.
                                       9

     If no instructions are received on a returned proxy card, properly signed, with respect to any item thereon, all of a participant's shares -- those registered in his name, if any, and those credited to his account under the
Plan -- will be voted in the same manner as for nonparticipating Shareholders who return proxies and do not provide instructions, in accordance with the recommendations of Duke's management. If the proxy card is not returned or if it is returned unsigned, none of the participant's shares will be voted unless the participant votes in person.
29. WILL DUKE RECEIVE THE PROCEEDS OF THE SALE OF THE SHARES THAT ARE PURCHASED BY PARTICIPANTS AND, IF SO, HOW WILL THOSE PROCEEDS BE USED?
     Since purchases of Common Stock for the Plan may be satisfied by either (i) the purchase by the Plan of shares of Common Stock that are newly issued by Duke or (ii) the purchase by the Plan of shares of Common Stock in the open market, the number of shares, if any, that Duke will sell to the Plan is not known. If shares for the Plan are purchased from Duke, the proceeds from such sales will be used by Duke for general corporate purposes. Duke will not receive any proceeds when shares of Common Stock are purchased for the Plan in the open market.
30. WHAT IS THE RESPONSIBILITY OF DUKE UNDER THE PLAN?
     Duke will not be liable in administering the Plan for any act done in good faith or for any omission to act in good faith, including, without limitation, any claim of liability arising out of failure to terminate a participant's account upon such participant's death prior to receipt of notice in writing of such death.
     The participant should recognize that Duke cannot assure him of a profit or protect him against a loss on the shares purchased by him under the Plan.
31. MAY DUKE TERMINATE A PARTICIPANT'S ACCOUNT?
     Duke may terminate an account if, during a calendar year, a participant's account is not credited with at least $100 in payments or reinvested dividends.
32. WHAT PROVISION IS MADE FOR FOREIGN SHAREHOLDERS WHOSE DIVIDENDS ARE SUBJECT TO INCOME TAX WITHHOLDING?
     In the case of those foreign Shareholders whose dividends are subject to United States income tax withholding, the amount to be used to purchase shares of Common Stock will be equal to the dividends, less the amount of tax required to be withheld. The statement of account made for such foreign participants will indicate the amount of tax withheld.
     Foreign Shareholders who check the "optional payments only" box on the Authorization Form will continue to receive cash dividends on shares of Stock in the same manner as if they were not participating in the Plan. Optional payments received from them must be in United States dollars and will be invested in the same manner as payments from other participants.
                                       10

33. MAY THE PLAN BE CHANGED OR DISCONTINUED?
     Duke reserves the right to suspend, modify or terminate the Plan at any time. Notice of any suspension, modification or termination of the Plan will be sent to all participants.

                          DESCRIPTION OF COMMON STOCK

     The following statements are summaries of certain provisions with respect to the Common Stock of Duke contained in its Articles of Incorporation, as amended, as affected by certain rights of the holders of Duke's Preferred Stock, Preferred Stock A and Preference Stock. Reference is made to the pertinent exhibits to the Registration Statement, which are incorporated herein by reference, for a full and complete statement of such provisions and rights, and the following statements are qualified in their entirety by such reference.

DIVIDEND RIGHTS

     Dividends may be paid on the Common Stock as determined by the Board of Directors out of funds legally available therefor but only if full dividends on all outstanding series of the Preferred Stock, Preferred Stock A and Preference Stock for the then current and all prior dividend periods and any required sinking fund payments with respect to any outstanding series of such securities have been paid or provided for.

VOTING RIGHTS

     The holders of the Common Stock have exclusive voting rights, except as otherwise provided by law, on the basis of one vote per share.
     Whenever dividends on any part of the Preferred Stock or Preferred Stock A are in arrears in an amount equivalent to the aggregate dividends required to be paid on such Preferred Stock or Preferred Stock A in any period of 12 calendar months, the holders of the Preferred Stock as a class have the exclusive right to elect a majority of the authorized number of directors of Duke and the holders of the Preferred Stock A as a class have the exclusive right to elect two directors, which rights cease whenever all accrued and unpaid dividends have been paid in full. Whenever six quarterly dividends on any outstanding series of the Preference Stock are in arrears or any required sinking fund payments are in default, the holders of the Preference Stock as a class have the exclusive right to elect two directors of Duke which right ceases whenever all dividends and required sinking fund obligations in default have been paid in full or provided for. In addition, the consent of the holders of specified percentages of the Preferred Stock, Preferred Stock A or of the Preference Stock, or some or all of the holders of such classes, is required in connection with certain increases in authorized amounts or changes in stock
                                       11
senior to the Common Stock or in connection with any sale of substantially all of Duke's assets or certain mergers.

LIQUIDATION RIGHTS

     The holders of the Common Stock are entitled in liquidation to share ratably in the assets of Duke after required preferential payments to the holders of the Preferred Stock, Preferred Stock A and Preference Stock.

MISCELLANEOUS

     Holders of the Common Stock have no preemptive, conversion or cumulative voting rights.The outstanding Common Stock is fully paid and non-assessable by Duke and there are no redemption or sinking fund provisions applicable thereto.

LISTING

     The outstanding Common Stock is listed on the New York Stock Exchange (symbol: DUK).

TRANSFER AGENT AND REGISTRAR

     Duke Energy Corporation serves as its own transfer agent and registrar for the Common Stock and the Preferred Stocks of Duke.

                               COMMON STOCK PRICE

     The last sale price reported on the New York Stock Exchange Composite Transactions Tape for the Common Stock of Duke on June 25, 1997 was $46 1/2.

                             AVAILABLE INFORMATION

     Duke is subject to the informational requirements of the Securities Exhange Act of 1934 and in accordance therewith files periodic and current reports and other information with the Securities and Exchange Commission. Information concerning directors and officers, their renumeration, the principal holders of securities of Duke and any material interest of such persons in transactions with Duke, as of particular dates, is disclosed in proxy statements distributed to shareholders of Duke and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, 500 West Madison Street, Suite 1400, Chicago, Ill. 60661, and Seven World Trade Center, 7th Floor, New York, N.Y. 10048. Copies of such material can also be obtained at prescribed
                                       12
rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning Duke can be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, N.Y. 10005, where certain securities of Duke are listed. The Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants, such as Duke, that file electronically with the Commission.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Peter C. Buck, Deputy General Counsel of the Company.

                                    EXPERTS

     The financial statements included in Duke's annual report on Form 10-K for the year ended December 31, 1996, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, as stated in their report appearing therein, and are incorporated herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

     The financial statements included in the annual report on Form 10-K of PanEnergy Corp for the year ended December 31, 1996 have been incorporated by reference in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by Duke with the Securities and Exchange Commission are incorporated by reference in this Prospectus:

     (Bullet) Annual report on Form 10-K of the Company for the year ended
              December 31, 1996.


     (Bullet) Quarterly report on Form 10-Q of the Company for the quarter ended
              March 31, 1997.


     (Bullet) Current reports on Form 8-K of the Company dated April 25, 1997,
              May 30, 1997, June 18, 1997 and June 27, 1997.


     (Bullet) Definitive Joint Proxy Statement-Prospectus of the Company and
              PanEnergy Corp dated March 13, 1997.


     (Bullet) Annual Report on Form 10-K of PanEnergy Corp for the fiscal year ended December 31, 1996.

     (Bullet) Quarterly Report on Form 10-Q of PanEnergy Corp for the quarter ended March 31, 1997.


     (Bullet) The description of the Common Stock, without par value (the
              "Common Stock"), of the Company, which is contained in the Company's Registration Statement on Form S-4, Registration No. 333-23227, filed with the Commission on March 13, 1997, including any amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by Duke pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering made in this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of filing of such documents; provided, however, that documents enumerated above or subsequently filed by Duke pursuant to
Section 13 of the Securities Exchange Act of 1934 prior to the filing with the Commission of Duke's most recent Annual Report on Form 10-K shall not be incorporated by reference in this Prospectus or be a part hereof from and after the filing of such Annual Report on Form 10-K. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.
     Duke will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon oral or written request of any such person, a copy of any or all of the documents referred to above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference therein. Requests for copies of such documents should be addressed to Investor Relations Department, Duke Energy Corporation, P.O. Box 1005, Charlotte, North Carolina 28201-1005 (Telephone No. 382-3853 in Charlotte or (800) 488-3853 toll free from other locations).

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, IN CONNECTION WITH THE OFFERING MADE BY THIS PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFERING OF ANY SECURITIES OTHER THAN THOSE TO WHICH IT RELATES, OR AN OFFERING OF THOSE TO WHICH IT RELATES TO ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFERING MAY NOT LAWFULLY BE MADE. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF DUKE SINCE THE DATE HEREOF OR THAT THE INFORMATION SET FORTH HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THE DATE OF FILING OF ANY DOCUMENTS INCORPORATED BY REFERENCE HEREIN.

                            DUKE ENERGY CORPORATION
                                  COMMON STOCK
                              (WITHOUT PAR VALUE)

                               STOCK PURCHASE AND
                           DIVIDEND REINVESTMENT PLAN
                                   PROSPECTUS

                                 JUNE    , 1997

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ESTIMATED):

       SEC Filing Fee*.....................................           $14,158
       Printing Costs......................................             3,000
       Legal Fees and Expenses.............................             2,000
       Accounting Fees.....................................             1,500
       Blue Sky Fees and Expenses..........................               500
       Miscellaneous.......................................             1,000
                                                                       -------
                Total......................................           $22,158
                                                                       =======

 ------------------
 *  Actual

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of the Registrant permit indemnification of the Registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933. In addition, the Registrant has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the Securities Act of 1933.

ITEM 16. EXHIBITS.

         Exhibits filed herewith:

               EXHIBIT
               NUMBER

               5         -     Opinion of Peter C. Buck, Esq.

               23(A)     -     Independent Auditors' Consent of Deloitte & Touche LLP.

               23(B)     -     Independent Auditors' Consent of KPMG Peat Marwick LLP.

               23(C)     -     Consent of Peter C. Buck, Esq. (included in Exhibit 5).

               24(A)     -     Copy of power of attorney authorizing W. Edward Poe, Jr., and others to sign the Registration Statement on behalf of the Registrant and certain of its directors and officers.

               24(B)     -     Certified copy of resolution of the Board of Directors of the Registrant authorizing power of attorney.

         Exhibits incorporated herein by reference:

               EXHIBIT
               NUMBER

               4(A)      -     Restated Articles of Incorporation of Registrant, dated June 18, 1997
                               (incorporated by reference to Exhibit 4(G) of Form S-8 (Registration
                               No. 333-29563) filed by the Registrant on June 19, 1997).


               4(C)      -     By-Laws of Registrant, as amended (incorporated
                               by reference to Exhibit 3-C of the Registrant's
                               Form 10-K for the year ended December 31, 1995,
                               File No. 1-4928).


ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
         Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHARLOTTE, STATE OF NORTH CAROLINA, ON THE 27TH DAY OF JUNE, 1997.

                                                     DUKE ENERGY CORPORATION
                                                           REGISTRANT


                                                      By     R. B. Priory
                                                     --------------------------
                                                           R. B. Priory
                                                       CHAIRMAN OF THE BOARD AND
                                                        CHIEF EXECUTIVE OFFICER

               PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


      Signature             Title                                      Date

R.B. Priory                  Chairman of the Board and             June 27, 1997
                               Chief Executive Officer
                             (Principal Executive Officer)

Richard J. Osborne           Executive Vice President and          June 27, 1997
                               Chief Financial Officer
                             (Principal Financial Officer)

Jeffrey L. Boyer             Vice President and Corporate          June 27, 1997
                               Controller
                             (Principal Accounting Officer)




Paul M. Anderson
G. Alex Bernhardt
Robert J. Brown
William A. Coley
William T. Esrey
Ann Maynard Gray
Dennis R. Hendrix
Harold S. Hook
George Dean Johnson, Jr.     All of the Directors                 June 27, 1997
W.W. Johnson
Max Lennon
Leo E. Linbeck, Jr.
James G. Martin
Buck Mickel
R.B. Priory
Russell M. Robinson, II




                  W. Edward Poe, Jr., by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.


                                                   W. Edward Poe, Jr.
                                                  -------------------
                                                   W. Edward Poe, Jr.
                                                     Attorney-in-Fact

                                  EXHIBIT INDEX




EXHIBIT
NUMBER

4(A)              Restated Articles of Incorporation of Registrant, dated June
                  18, 1997 (incorporated by reference to Exhibit 4(G) of Form
                  S-8 (Registration No. 333-29563) filed by the Registrant on
                  June 19, 1997).

4(B)              By-Laws of Registrant, as amended (incorporated by reference to Exhibit
                  3-C of Form 10-K for the year ended December 31, 1995, File No. 1-4928)

5                 Opinion of Peter C. Buck, Esq.

23(A)             Independent Auditors' Consent of Deloitte & Touche LLP.

23(B)             Independent Auditors' Consent of KPMG Peat Marwick LLP.

23(C)             Consent of Peter C. Buck, Esq. (included in Exhibit 5).

24(A)             Copy of power of attorney authorizing W. Edward Poe, Jr., and others to sign the Registration Statement on behalf of the Registrant and certain of its directors and officers.

24(B)             Certified copy of resolution of the Board of Directors of the Registrant authorizing power of attorney.

